                                                                     Exhibit 4.6

                    11 3/4% Series A Discount Note due 2007


No. G-1                                                             $119,250,000


CUSIP No. 480767AC6

                    JORDAN TELECOMMUNICATION PRODUCTS, INC.

promises to pay to--Cede & Co.--

or registered assigns,

the principal sum of One Hundred Nineteen Million Two Hundred Fifty Thousand Dollars

on August 1, 2007.

Interest Payment Dates:  February 1 and August 1.

Record Dates:  January 15 and July 15.

                                          Dated:   July 25, 1997

                                          JORDAN TELECOMMUNICATION
                                               PRODUCTS, INC.

                                          By:  /s/ Dominic J. Pileggi
                                               ---------------------------
                                               Name:  Dominic J. Pileggi
                                               Title: President and Chief
                                                        Executive Officer

Trustee's Certificate of Authentication
Dated:  July 25, 1997

This is one of the Global
Discount Notes referred to in the
within-mentioned Indenture:

FIRST TRUST NATIONAL ASSOCIATION,
as Trustee


By: /s/ Richard Prokosch
    --------------------------
      (Authorized Signatory)

     Unless and until it is exchanged in whole or in part for Discount Notes in definitive form, this Discount Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Depository Trust Company shall act as the Depositary until a successor shall be appointed by the Company and the Registrar. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY Person IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTI-TUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OR (c) IN ACCORDANCE WITH ANOTHER EXEMP-

     TION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER PROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

     Additional provisions of this Discount Note are set forth on the other side of this Discount Note.

                    11 3/4% SERIES A DISCOUNT NOTE DUE 2007

     1. Interest. Jordan Telecommunication Products, Inc. (the "Company") promises to pay interest on the principal amount of the Discount Notes at the rate and in the manner specified below. Interest on the Discount Notes will not accrue prior to August 1, 2000. Thereafter, interest on the Discount Notes will accrue at 11 3/4% per annum until maturity. The Company will pay Liquidated Damages pursuant to Section 5 of the Registration Rights Agreement referred to below. Interest and Liquidated Damages, if any, will be payable semiannually in cash in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Discount Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that the first Interest Payment Date shall be February 1, 2001. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at the interest rate then in effect and shall pay interest on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on the Discount Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered holders of Discount Notes at the close of business on the record date for the next Interest Payment Date even if such Discount Notes are cancelled after such record date and on or before such Interest Payment Date. Holders must surrender Discount Notes to a Paying Agent to collect principal payments on such Discount Notes. The Company will pay principal, premium, if any, interest and Liquidated Damages, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company will pay principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders or, if no such account is specified, by mailing a check to each such Holder's registered address; provided that payment by wire transfer of immediately available funds will be required with respect to principal, premium, if any, interest and Liquidated Damages, if any, on all Global Discount Notes.

     3. Paying Agent and Registrar. First Trust Nation al Association (the "Trustee") will initially act as the Paying Agent and Registrar. The Company may appoint additional paying agents or co-registrars, and change the Paying Agent, any additional paying agent, the Registrar or any co-registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Company issued the Discount Notes under an Indenture, dated as of July 25, 1997 (the "Indenture"), among the Company and the Trustee. The terms of the Discount Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of the original issuance of the Discount Notes (the "Trust Indenture Act"). The Discount Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms (all capitalized terms not defined herein shall have the meanings assigned them in the Indenture). The Discount Notes are unsecured senior obligations of the Company limited to $120,000,000 in aggregate principal amount.

     5. Optional Redemption. a. Except as described in paragraph 5(b) below, the Discount Notes may not be redeemed at the option of the Company prior to August 1, 2002. During the twelve (12) month period beginning August 1 of the years indicated below, the Discount Notes will be redeemable at the option of the Company, in whole or in part, on at least 30 but not more than 60 days' notice to each Holder of Discount Notes to be redeemed, at the redemption prices (expressed as percentages of the Accreted Value) set forth below, plus any accrued and unpaid interest and Liquidated Damages, if any, from August 1, 2000 to the date of redemption if such redemption occurs after August 1, 2000:

                  Year                       Percentage
                  ----                       ----------
                  2002 ....................  105.8750%
                  2003 ....................  102.9375%
                  2004 and thereafter......  100.0000%

     b. Notwithstanding the foregoing, at any time prior to August 1, 2000, the Company may (but shall not have the obligation to) redeem up to one-third of the original aggregate principal amount of the Discount Notes with the proceeds of one or more Equity Offerings at a redemption price of 111.75% of the Accreted Value thereof, plus any accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided that at least $80 million aggregate principal amount of the Discount Notes remain outstanding immediately after any such redemption; and provided, further, that any such redemption shall occur within 60 days of the date of the closing of such Equity Offering.

     6. Mandatory Redemption. Subject to the Company's obligation to make an offer to purchase Discount Notes under certain circumstances pursuant to Sections 4.13 and 4.14 of the Indenture (as described in paragraph 7 be low), the Company is not required to make any mandatory redemption, purchase or sinking fund payments with respect to the Discount Notes.

     7. Mandatory Offers to Purchase Discount Notes. a. Upon the occurrence of a Change of Control, each Holder of Discount Notes shall have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Discount Notes pursuant to an Offer (as defined herein) at a purchase price equal to 101% of the Accreted Value there of at the date of purchase, plus any accrued and unpaid interest and Liquidated Damages, if any, from August 1,

2000 to the date of purchase if such purchase occurs after August 1, 2000.

     b. If the Company or any Restricted Subsidiary consummates one or more Asset Sales and does not use all of the Net Proceeds from such Asset Sales as provided in the Indenture, the Company will be required, under certain circumstances, to utilize the Excess Proceeds from such Asset Sales to make an Offer (as defined herein) to purchase Discount Notes at a purchase price equal to 100% of the Accreted Value of the Discount Notes, plus any accrued and unpaid interest and Liquidated Damages, if any, from August 1, 2000 to the date of purchase if such purchase occurs after August 1, 2000. If the Excess Proceeds are insufficient to purchase all Discount Notes tendered pursuant to a Asset Sale Offer, the Trustee shall select the Discount Notes to be purchased in accordance with the terms of the Indenture.

     c. Holders may tender all or, subject to paragraph 8 below, any portion of their Discount Notes in a Change of Control Offer or Asset Sale Offer (collectively, an "Offer") by completing the form below entitled "OPTION OF HOLDER TO ELECT PURCHASE."

     d. The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable to any Offer. To the extent that the provisions of any of such securities laws or regulations conflict with provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

     8. Notice of Redemption or Purchase. Notice of an optional redemption or an Offer will be mailed to each Holder at its registered address at least 30 days but not more than 60 days before the date of redemption or purchase. Discount Notes may be redeemed or purchased in part, but only in whole multiples of $1,000 unless all Discount Notes held by a Holder are to be redeemed or purchased. On or after any date on which Discount Notes are redeemed or purchased, interest ceases to accrue on the Discount Notes or portions thereof called for redemption or accepted for purchase on such date.

     9. Denominations, Transfer, Exchange. The Discount Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Discount Notes may be registered and Discount Notes may be exchanged as provided in the Indenture. Holders seeking to transfer or exchange their Discount Notes may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Paying Agent need not exchange or register the transfer of any Discount Note or portion of a Discount Note selected for redemption or tendered pursuant to an Offer. Also, it need not exchange or register the transfer of any Discount Notes for a period of 15 Business Days before a selection of Discount Notes to be redeemed or purchased or between a record date and the next succeeding Interest Payment Date.

     10. Persons Deemed Owners. The registered Holder of a Discount Note may be treated as its owner for all purposes.

     11. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Discount Notes may be amended or supplemented with the consent of the Holders of at least a majority in Accreted Value of the then outstanding Discount Notes, and any existing Default (except a payment Default) may be waived with the consent of the Holders of a majority in Accreted Value of the then outstanding Discount Notes. Without the consent of any Holder, the Indenture or the Discount Notes may be amended to: cure any ambiguity, defect or inconsistency; provide for uncertificated Discount Notes in addition to or in place of certificated Discount Notes; provide for the assumption of the Company's obligations in the event of a merger or consolidation of the Company in which the Company is not the surviving corporation or a sale of substantially all of the Company's assets to such other corporation; comply with the Securities and Exchange Commission's requirements to effect or maintain the qualification of the Indenture under the Trust Indenture

Act; provide for additional Guarantees with respect to the Discount Notes; or, make any change that does not materially adversely affect any Holder's rights under the Indenture.

     12. Defaults and Remedies. Events of Default include: default for 30 days in payment of interest on, or Liquidated Damages, if any, with respect to, the Discount Notes; default in payment when due of principal or premium, if any, with respect to the Discount Notes; failure by the Company for 45 days after notice to it to comply with any of its other agreements or covenants in, or provisions of, the Indenture or the Discount Notes; certain defaults under and acceleration prior to maturity of, or failure to pay at maturity, certain other Indebtedness; certain final judgments that remain undischarged; and certain events of bankruptcy or insolvency involving the Company or any Restricted Subsidiary that is a Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in Accreted Value of the Discount Notes may declare all the Discount Notes to be immediately due and payable in an amount equal to the Accreted Value thereof, plus any accrued and unpaid interest from August 1, 2000 to the date of any such declaration if such declaration occurs after August 1, 2000; provided, however that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, the Accreted Value of all Discount Notes, plus any accrued and unpaid interest from August 1, 2000 to the date of any such event if such event occurs after August 1, 2000, shall ipso facto become and be immediately due and payable without further action or notice. Subject to certain exceptions, Holders of a majority in Accreted Value of the then outstanding Discount Notes may direct the Trustee in its exercise of any trust or power, provided that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of Holders unless such Holders have offered to the Trustee security and indemnity satisfactory to it. Holders may not enforce the Indenture or the Discount Notes except as provided in the Indenture. The Trustee may withhold from Holders notice of any continuing default (except a payment Default) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

     13. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or any Affiliate, and may otherwise deal with the Company or any Affiliate, as if it were not Trustee.

     14. No Recourse Against Others. No officer, employee, director, stockholder or Subsidiary of the Company shall have any liability for any Obligations of the Company under the Discount Notes or the Indenture, or for any claim based on, in respect of, or by reason of, such Obligations or the creation of any such Obligation, except, in the case of a Subsidiary, for an express guarantee or an express creation of any Lien by such Subsidiary of the Company's Obligations under the Discount Notes. Each Holder by accepting a Discount
Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Discount Notes. The foregoing waiver may not be effective to waive liabilities under the Federal securities law and the Commission is of the view that such a waiver is against public policy.

     15.  Holders' Compliance with Registration Rights Agreement.  Each
Holder of a Discount Note, by his acceptance thereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, dated as of July 25, 1997, among the Company and the parties named on the signature page thereof (the "Registration Rights Agreement"), including but not limited to the obligations of the Holders with respect to a registration and the indemnification of the Company and the Purchasers (as defined herein) to the extent provided therein.

     16. Successor Substituted. Upon the consolidation or merger by the Company with or into another corporation, or upon the sale, lease, conveyance or other disposition of all or substantially all of its assets to another corporation, in accordance with the Indenture, the corporation surviving any such merger or consolidation (if not the Company) or the corporation to which such assets were sold or transferred to shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture with the same effect as if such surviving or other corporation had been named as the Company in the Indenture.

     17. Governing Law. This Discount Note shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflict of laws provisions thereof.

     18. Authentication. This Discount Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Discount Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Discount Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed on the Discount Notes.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement, which has in it the text of this Discount Note in larger type. Request may be made to:

                    Jordan Telecommunication Products, Inc.
                          ArborLake Centre, Suite 550
                              1751 Lake Cook Road
                           Deerfield, Illinois 60015
                      Attention: Chief Financial Officer

                                ASSIGNMENT FORM


          To assign this Discount Note, fill in the form below:

          (I) or (we) assign and transfer this Discount Note to:


               _____________________________________________
               (Insert assignee's soc. sec. or tax I.D. no.)

               _____________________________________________

               _____________________________________________

               _____________________________________________
               (Print or type assignee's name,
               address and zip code)


     and irrevocably appoint _________________________________
     __________________________ as agent to transfer this Dis count Note on the books of the Company. The agent may substitute another to act for him.



     Date:_____________             Your Signature:_____________________
                                                 (Sign exactly as your name
                                                 appears on the other side of
                                                 this Discount Note)

     Signature Guarantee:


     __________________________

                      OPTION OF HOLDER TO ELECT PURCHASE

     If you elect to have this Discount Note purchased by the Company pursuant to Section 4.13 of the Indenture, check the box: [ ]

     If you elect to have this Discount Note purchased by the Company pursuant to Section 4.14 of the Indenture, check the box: [ ]

     If you elect to have only part of this Discount Note purchased by the Company pursuant to Section 4.13 or 4.14 of the Indenture, state the amount (multiples of $1000 only):

$__________________



Date:_____________       Your Signature:_____________________
                                      (Sign exactly as your name appears on the other side of this Discount Note)

Signature Guarantee:


__________________________


Signature Guarantee:


___________________________

              SCHEDULE OF EXCHANGES OF DEFINITIVE DISCOUNT NOTES


     The following exchanges of a part of this Global Discount Note for Definitive Discount Notes have been made:


                                                                                                                  Signature of
                                                                                 Principal Amount of this     authorized officer of
                       Amount of decrease in         Amount of increase in         Global Discount Note              Trustee
                        Principal Amount of           Principal Amount of             following such               or Discount
Date of Exchange     this Global Discount Note     this Global Discount Note      decrease (or increase)         Note Custodian
----------------     -------------------------     -------------------------     ------------------------        --------------
